Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-124505 and 333-155163) and Form S-3 (No. 333-157269) and related Prospectus’ of our report dated March 30, 2012 with respect to the consolidated financial statements and schedule of TearLab Corp., included in this Annual Report (Form 10-K) of TearLab Corp. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

San Diego, California
March 30, 2012